                                                                   Exhibit 10.34

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by a series of asterisks.

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment (the "Amendment") to the Stock Purchase Agreement dated December 9, 1999, by and between ViroPharma Incorporated ("ViroPharma"), a Delaware corporation with its principal place of business at 405 Eagleview Boulevard, Exton, PA 19341, and American Home Products Corporation, a Delaware corporation with its principal place of business at 5 Giralda Farms, Madison, NJ 07940 (the "Agreement"), American Home Products Corporation now being known as Wyeth ("Wyeth"), is made this June 26, 2003, by and between ViroPharma and Wyeth. All capitalized terms used in this Amendment that are not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

In consideration of the mutual covenants and agreements contained herein, ViroPharma and Wyeth, intending to be legally bound, do hereby agree as follows:

1.   Amendments.

     1.1 Amendment of Section 1.30. Section 1.30 of the Agreement is amended by replacing current Section 1.30 with the following:

          1.30 "*******" means the first date on which the JSC determines that
          *******.

     1.2 Amendment of Section 2.3. Section 2.3 is amended by appending to the end of current Section 2.3 the following:

          Notwithstanding the foregoing, if Wyeth's receipt of the Third Shares would increase Wyeth's total ownership of Common Stock and other voting securities of ViroPharma to more than 19.9% of the outstanding Common Stock and other voting securities of ViroPharma, then:

          (i) Wyeth shall pay ViroPharma the entire Third Purchase Price of Ten Million Dollars ($10,000,000),

          (ii) Wyeth shall purchase the maximum number of shares of Common Stock such that Wyeth's total ownership of Common Stock and other voting securities of ViroPharma equals 19.9% of the outstanding Common Stock and other voting securities of ViroPharma, and

          (iii) the parties shall negotiate in good faith to either:

               (a) provide Wyeth with a number of shares of non-transferable, non-voting preferred stock having no preferences but would have certain mutually agreeable rights, including conversion rights to Common Stock from time to time, which when added to the number of shares of Common Stock purchased pursuant to subsection (ii) hereof shall be equal to the number of shares that would constituted the Third Shares but for these Sections 2.3(ii-iii), or

               (b) otherwise resolve the percent ownership concerns arising from such situation to the mutual satisfaction of the parties,

               but in either case, at no time shall Wyeth be required to accept, nor ViroPharma required to deliver, by purchase, conversion or otherwise, shares of Common Stock or other voting securities that would increase Wyeth's total ownership of Common Stock and other voting securities of ViroPharma to more than 19.9% of the outstanding Common Stock and other voting securities of ViroPharma at such time of proposed delivery.

2.   Other.

The Agreement shall remain in full force and effect, subject only to the express changes set forth in this Amendment, and the parties hereto hereby ratify and confirm the provisions of the Agreement, as so modified. The Agreement, as supplemented and modified by this Amendment, constitutes the entire understanding between the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements among them. This Amendment may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto. All references to "this Agreement" in the Agreement shall mean the Agreement as modified hereby and from time to time hereafter. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     In witness whereof, duly authorized representatives of the Parties have duly executed this Amendment to be effective as of the date first written above.

WYETH                                         VIROPHARMA INCORPORATED

By: /s/ Bernard J. Poussot                    By: /s/ Michel de Rosen
    ----------------------                        -------------------
Name:   Bernard J. Poussot                    Name:    Michel de Rosen
Title:  Executive Vice President              Title:   President, CEO & Chairman


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June 26, 2003          Amendment to Stock Purchase Agreement              Page 2